Exhibit 1

                           [Form of Right Certificate]

Certificate No. [R]
                                     Rights

                  NOT EXERCISABLE AFTER JANUARY 19, 2009, OR EARLIER, IF REDEEMED OR MANDATORILY EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND BY ANY
                  SUBSEQUENT HOLDER OF SUCH RIGHTS ARE NULL AND VOID AND NONTRANSFERABLE.

                                Right Certificate

                           UNION PLANTERS CORPORATION

                  This certifies that _______________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of January 19, 1999, as amended December 3, 2001 (the "Rights Agreement"), between Union Planters Corporation, a Tennessee corporation (the "Company"), and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"), unless the Rights evidenced hereby shall have been previously redeemed or mandatorily exchanged by the Company, to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to 5:00 p.m., Memphis, Tennessee time, on the 10th anniversary of the date of the Rights Agreement (the
"Expiration Date"), at the principal office of the Rights Agent, or its successors as Rights Agent, in Memphis, Tennessee, one-ten-thousandth (1/10,000) of a fully paid, nonassessable share of Series F Preferred Stock, without par value, of the Company (the "Preferred Shares"), at a purchase price per one-ten-thousandth (1/10,000) of a share equal to $180.00 (the "Purchase Price"), payable in cash, upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

                  The Purchase Price and the number and kind of shares which may be purchased upon exercise of each Right evidenced by this Right Certificate, as set forth above, are the Purchase Price and the number and kind of shares which may be so purchased as of January 19, 1999. As provided in the Rights Agreement, the Purchase Price and the number and kind of shares which may be purchased upon the exercise of each Right evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

                  If the Rights evidenced by this Right Certificate are at any time beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall be null and void and nontransferable and the holder of any such Right (including any purported transferee or subsequent holder) shall not have any right to exercise or transfer any such Right.

                  This Right Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof, and reference to the Rights Agreement is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available from the Company upon written request.

                  This Right Certificate, with or without other Right Certificates, upon surrender at the principal stock transfer or corporate trust office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number and kind of shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price (in cash or shares of Common Stock or other securities of the Company deemed by the Board of Directors to be at least equivalent in value) of $.01 per Right (which amount shall be subject to adjustment as provided in the Rights Agreement) at any time prior to the earlier of (a) the tenth Business Day (as such term is defined in the Rights Agreement) (or such later date as may determined by the Board of Directors of the Company) after such time as a Person becomes an Acquiring Person and (b) the Expiration Date.

                  The Company may, but shall not be required to, issue fractions of Preferred Shares or distribute certificates which evidence fractions of Preferred Shares upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing fractional shares, the Company may elect to make a cash payment as provided in the Rights Agreement for fractions of a share other than one-ten-thousandth (1/10,000) of a share or any integral multiple thereof or to issue certificates or to utilize a depositary arrangement as provided in the terms of the Rights Agreement and the Preferred Shares.

                  No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in accordance with the provisions of the Rights Agreement.

                  This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of:  ______________

                                       UNION PLANTERS CORPORATION


                                       By:___________________________________

                                       Name:_________________________________

                                       Title:________________________________


Attest:



Name:__________________________

Title:_________________________



Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent


By:_____________________________
         Authorized Officer

                     [On Reverse Side of Right Certificate]
                          FORM OF ELECTION TO PURCHASE
                   (To be executed by the registered holder if
                   such holder desires to exercise the Rights
                     represented by this Right Certificate.)


To the Rights Agent:

                  The undersigned hereby irrevocably elects to exercise Rights represented by this Right Certificate to purchase the Preferred Shares (or other shares) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number

_______________________________________________________________________________
                         (Please print name and address)

_______________________________________________________________________________

                  If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

_______________________________________________________________________________
                         (Please print name and address)

_______________________________________________________________________________

Dated:____________________


                                         _____________________________________
                                         Signature


Signature Guaranteed:

                               FORM OF ASSIGNMENT

          (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

          FOR VALUE RECEIVED, __________________________ hereby sells, assigns and transfers unto______________________________________________________________


________________________________________________________________________________
                 (Please print name and address of transferee) this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ Attorney, to transfer the within Right Certificate on the books of the within-named Corporation, with full power of substitution.

Dated:____________________

                                        ______________________________________
                                        Signature

Signature Guaranteed:


          The undersigned hereby certifies that (a) the Rights evidenced by this Right Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (b) this Right Certificate is not being sold, assigned or transferred to or on behalf of any such Acquiring Person, Affiliate or Associate, and (c) after inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

                                        ______________________________________
                                        Signature


                                     NOTICE

          The signature on the foregoing Form of Election to Purchase or Form of Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.